EXHIBIT 4.19

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES OR (2) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE (PROVIDED THAT NO SUCH OPINION OF COUNSEL SHALL BE REQUIRED FOR SALES PURSUANT TO RULE 144 UNDER THE ACT).
DEBT RESOLVE, INC.

WARRANT
to Purchase Common Stock

THIS WARRANT IS TO CERTIFY THAT (the “Purchaser"), is entitled to purchase from Debt Resolve, Inc., a Delaware corporation (the "Company"), ______________ shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at the Exercise Price.

SECTION 1. Certain Definitions.

As used in this Warrant, unless the context otherwise requires:

"Charter" shall mean the Certificate of Incorporation of the Company, as in effect from time to time.

"Exercise Price" shall mean $0.25 per share of Common Stock.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Warrant" shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Warrant Stock for which they may be exercised.

"Warrantholder" shall mean the Purchaser, as the initial holder of this Warrant, and its nominees, successors or assigns, including any subsequent holder of this Warrant to whom it has been legally transferred.

"Warrant Stock" shall mean the shares of the Company's Common Stock purchasable by the holder of this Warrant upon the exercise of such Warrant.

SECTION 2. Exercise of Warrant.

(a)     At any time after the Effective Date (as hereinafter defined) but prior to the date which is five years next following the Effective Date (the "Expiration Date"), the Purchaser may at any time and from time to time exercise this Warrant, in whole or in part. The “Effective Date” shall mean the date upon which the Company consummates a public offering of the Common Stock.

(b)     (i)      The Warrantholder shall exercise this Warrant by means of delivering to the Company at its office identified in Section 14 hereof (i) a written notice of exercise, including the number of shares of Warrant Stock to be delivered pursuant to such exercise, (ii) this Warrant and (iii) payment equal to the Exercise Price in accordance with Section 3(b)(ii). In the event that any exercise shall not be for all shares of Warrant Stock purchasable hereunder, a new Warrant registered in the name of the Warrantholder, of like tenor to this Warrant and for the remaining shares of Warrant Stock purchasable hereunder, shall be delivered to the Warrantholder within ten (10) days of any such exercise. Such notice of exercise shall be in the Subscription Form set out at the end of this Warrant.

(ii)      The Warrantholder shall pay the Exercise Price for _________ warrants to the Company either by cash, certified check or wire transfer.

(iii)      Exercise by Surrender of Warrant. In lieu of any cash payment required hereunder, the Warrantholder may satisfy its obligation to pay the Exercise Price for _________ warrants through a “cashless exercise,” in which event the Company shall issue to the Warrantholder the number of shares of Warrant Stock determined as follows:

X = Y [(A-B)/A]
where:
X = the number of shares of Warrant Stock to be issued to the Warrantholder.

Y = the number of shares of Warrant Stock with respect to which this Warrant is being exercised (prior to cashless exercise).

A = the average of the Closing Prices for the three Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price of $0.25

For purposes of this Section 2(b)(iii) “Closing Prices” for any date, shall mean (i) to the extent that the Common Stock is publicly traded, the closing price per share of Common Stock for such date (or the nearest preceding date) on the primary trading market on which the Common Stock is then listed or quoted or (ii) if not publicly traded, the fair market value per share of Warrant Stock as determined by the Board of Directors in good faith.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the shares of Warrant Stock in a cashless exercise transaction shall be deemed to have been acquired by the Warrantholder, and the holding period for the shares of Warrant Stock shall be deemed to have commenced, on the date this Warrant was originally issued.

(c)      Upon exercise of this Warrant and delivery of the Subscription Form with proper payment relating thereto, the Company shall cause to be executed and delivered to the Warrantholder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Warrant Stock issuable upon such exercise.

(d)      The stock certificate or certificates for Warrant Stock to be delivered in accordance with this Section 2 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Warrantholder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as stockholders, as of the time said notice is delivered to the Company as aforesaid.

(e)      The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 2.

(f)      All shares of Warrant Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Warrantholder.

(g)      In no event shall any fractional share of Warrant Stock of the Company be issued upon any exercise of this Warrant. If, upon any exercise of this Warrant, the Warrantholder would, except as provided in this paragraph, be entitled to receive a fractional share of Warrant Stock, then the Company shall either (a) deliver in cash to such holder an amount equal to such fractional interest, or (b) issue a full share in lieu of such fractional share.

SECTION 3. Division and Combination.

This Warrant may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrantholder or its agent or attorney. The Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 4. The Company agrees to maintain at its aforesaid office books for the registration of the Warrants.

SECTION 4. Reclassification, Etc.

In case of any reclassification or change of the outstanding Warrant Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Warrant Stock of the Company) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Warrant Stock of the Company which might have been purchased by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

SECTION 5. Reservation and Authorization of Capital Stock.

The Company shall, at all times on and after the date hereof, reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

SECTION 6. Rights of Stockholders.

Nothing contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the certificates representing the Warrant Stock shall have been issued, as provided herein.

SECTION 7. Stock and Warrant Books.

The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or warrant books so as to result in preventing or delaying the exercise of any Warrant.

SECTION 8. Limitation of Liability.

No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Warrant Stock hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

SECTION 9. Transfer.

This Warrant may be transferred only upon the written consent of the Company, which approval shall not be unreasonably withheld or delayed. Any Warrants issued upon the transfer of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate a like amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act and the rules and regulations thereunder.

SECTION 10. Investment Representations; Restrictions on Warrant Stock.

Unless a current registration statement under the Securities Act shall be in effect with respect to the Warrant Stock to be issued upon exercise of this Warrant, the Warrantholder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of Warrant Stock acquired upon exercise hereof, such Warrantholder will deliver to the Company a written statement that the securities acquired by the Warrantholder upon exercise hereof are for the account of the Warrantholder or are being held by the Warrantholder as trustee, investment manager, investment advisor or as any other fiduciary for the account of the beneficial owner or owners for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof).

SECTION 11. Loss, Destruction of Warrant Certificates.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Warrant Stock.

SECTION 12. Amendments.

The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Company and the Warrantholder.

SECTION 13. Notices Generally.

Any notice, request, consent, other communication or delivery pursuant to the provisions hereof shall be in writing and shall be sent by one of the following means: (i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt; (iii) by overnight courier service; or (iv) by personal delivery, and shall be properly addressed to the Warrantholder at the last known address or facsimile number appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its principal executive office at Debt Resolve, Inc., 150 White Plains Road, Suite 108, Tarrytown, NY 10591 (fax: (914) 428-3044), Attention: Mr. David M. Rainey, President and Chief Financial Officer; with a copy to: Spencer G. Feldman, Esq., Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, NY 10166 (fax: (212) 801-6400), or such other address or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery.

SECTION 14. Successors and Assigns.

This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. These Warrants may be assigned in whole or in part by the investor to accredited investors subject to approval by Debt Resolve, which approval shall not be unreasonably withheld.

SECTION 15. Governing Law.

In all respects, including all matters of construction, validity and performance, this Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such State.

IN WITNESS WHEREOF, and effective as of the Effective Date the Company has caused this Warrant to be signed in its name by its duly authorized officer.

DEBT RESOLVE, INC.

Dated: June , 2011	By:	/s/ David M. Rainey
David M. Rainey
President and Chief Financial Officer